Exhibit 99.1

The Energy Forum

Lincolnway Energy

NEVADA, IOWA

Volume XIII, Issue II August 2017

INSIDE THIS EDITION

PureStream™ Dryer Project	1-2
Forward Looking Statements	1
Financial Review	2-3
LWE - Going to the Hogs	3
New Employee	4

UNIT TRADING

January 2017:	9 Units @ $650/Unit
February 2017:	No Sales
March 2017:	16 Units @ $700/Unit
	75 Units @ $725/Unit
April 2017:	25 Units @ $700/Unit
	25 Units @ $750/Unit
May 2017:	25 Units @ $675/Unit
June 2017:	No Sales

59511 W. Lincoln Highway
Nevada, Iowa 50201
Office: 515-232-1010
Fax: 515-663-9335
www.lincolnwayenergy.com

PURESTREAM™ DRYER PROJECT

By Eric Hakmiller, President and CEO

I have always enjoyed making alcohol. The process is elegant, the people in the industry are honest folks and telling people I meet that "alcohol has been good to me" is guaranteed to get a double take out of most casual strangers. The truth of the mater is we do make alcohol but the money in this business is made on the margin and for us that is ofen the value of our co-products be it DDGS or corn oil.

Co-products have been a tough way to make a living as of late as the Chinese and others have pulled out of the DDGS markets with a disastrous impact on prices. DDGS values have been awful for most of the year, running at 75 - 85% that of corn, a level we have not seen since the early days of the industry. While the industry has suffered, Lincolnway has carried more than our share of the pain as we have supplied upwards of 40% of our material to the Chinese market in recent years.

As I have mentoned at various annual meetngs, we have been on a technology path over the last several years we call PureStream™. Fortunately, this technology will supply some relief to this problem. On a high value co-product like corn oil, it is easy to create more value in that the more you pull out of the corn the more money you make. Our extracton rates today are some of the highest in the industry and prices for oil are strong.

On a lower value commodity like DDGS, it is much more difficult. To build value here, the process has to be redesigned to produce a product that fits the needs of a higher value demand. A producer needs to be able to differentate itself from the market. For us the answer to that is our new line of PureStream™ Proteins.

PureStream™ Protein is a higher protein animal feed with an amino acid profile we have designed for the swine and poultry industries. Our PureStream™ Proteins will be a 42% protein feed with an even mix of essental and non-essental amino acids. As monogastric animals, pigs and chickens need not only a higher protein diet than can be provided by a standard DDGS but also specific amino acids in that protein in order to grow faster and have beter quality meat. This is especially crucial in the early phase of their diet where faster growth leads to beter growth later and lower mortality rates.

contnued on page 2

FORWARD LOOKING STATEMENTS

Some of the informaton in this newsleter may contain forward looking statements that express Lincolnway Energy's current beliefs, projectons and predictons about future results or events, such as statements with respect to financial results and conditon; future trends in the industry or in business, revenues or income; litgaton or regulatory maters; business and operatng plans and strategies; compettve positon; and opportunites that may be available to Lincolnway Energy. Forward looking statements are necessarily subjectve in nature and are made based on numerous and varied estmates, projectons, beliefs, strategies and assumptons, and are subject to numerous risks and uncertaintes. Forward looking statements are not guarantees of future results, performance or business or operatng conditons, and no one should place undue reliance on any forward looking statements because actual results, performance or conditons could be materially different. Lincolnway Energy undertakes no obligaton to revise or update any forward looking statements. The forward looking statements contained in this newsleter are included in the safe harbor protecton provided by Secton 27A of the Securites Act of 1933, as amended and Secton 21E of the Securites Exchange Act of 1934, as amended.

1

Volume XIII, Issue II August 2017

PureStream™ Dryer Project contnued from page 1

We have targeted these species in our development because Iowa is experiencing rapid growth in these types of animals. There are 20 million pigs raised in Iowa at any given tme and 60 million layers grown here each year. Catle is the traditonal market for DDGS but there are not any large catle yards near our facility, meaning we need to ship past our competitors to hit these markets. We will be able to supply the monogastric market via truck from the facility, which will cut down on our needs of rail cars and decrease our dependency on China.

PureStream™ Proteins are showing remarkable results in feed trials we are conductng on these animals. We have been running trials at the University of Illinois and Iowa State. We are seeing higher energy and amino acid uptake and solid growth rates in both chickens and pigs. This will allow us to sell our material into higher value markets at a premium to current values.

The final piece to the puzzle was finding a dryer that we could both afford and could give us a superior finished product. High protein material will not work in our current dryer, as the material is stcky (think peanut buter) and would just make a mess. Afer an exhaustve search we found it in REI's Compression Drying System. This process uses two augers to compress the material and wring the water out of the feed. This allows the material to dry without ever getng over 190° F.

The unusual feature of this dryer system is that they take a very long footprint but as we are going to install them in the old coal boiler building that actually works to our benefit. The PureStream™ Protein will enter the dryer units on the north side of the coal building and be dry by the tme it hits the south end. We will lif them into the old coal silos for storage before they are loaded out. If you drive by the plant and see cranes working on our site, they are readying the building for these dryers. Finding a process that could fit on our coal building footprint and reutlize the silo provided a significant savings to the install cost of the entre project.

So, there we go. We have a large growing market at our doorstep in the swine and layer markets. We have an opportunity to get a higher value feed stream into the market. We have found efficient technology to install a dryer that will fit in the unusual footprint of the old coal boiler. All the pieces are fitng together. At the current constructon schedule, we ought to have this material to market by the end of the year. It's all going to come down to executon of the plan. It is excitng tmes here at Lincolnway. We are seeing results of the PureStream™ process in ethanol producton and oil yields. We cannot wait to see what it can do with the rest of our protein.

As always, I want to thank you for your support in getng the company to where it is today. If there is any queston you have on PureStream™ or any other aspect of the facility please feel free to give me a call. I will do my best to answer your queston given the many restrictons the federal government puts me under to do so. I look forward to seeing you at our fall picnic.

FINANCIAL REVIEW

By Kris Strum, Director of Finance

Lincolnway Energy, LLC reported net income of $2.7 million for the six months ended March 31, 2017, a 166% increase from the previous year. Revenues increased $9 million over the previous year. Ethanol sales increased $9.1 million, or 25%, due to higher ethanol prices and a 13.3% increase in sales volume due to beter producton rates with the optmizaton of the producton process.

An increase in corn oil revenue offset by a decrease in DDGS revenue resulted in a 1.8% increase in co-product sales. Corn oil revenue increased $1.3 million, or 88.7%, afer the implementaton of several process improvements. Corn oil producton at LWE contnues to hit record high levels while market prices also increased due to increased demand from the biodiesel industry. DDGS revenue decreased $1.2 million due to the reducton in market prices resultng from lower corn prices and decreased export demand, principally from China.

Cost of goods sold for the six months increased by 4.2%, or $2.1 million. The increase was primarily due to increases in corn costs, and repairs and maintenance, offset by a decrease in depreciaton. Corn costs increased by $1.5 million, or 4.3%, from higher producton. Repairs and maintenance increased approximately $.8 million, or 94.9%. A larger focus has also been made on preventatve maintenance to reduce downtme and maintaining higher producton rates. Depreciaton totaled approximately $1.6 million, a decrease of $1.5 million. The decrease in depreciaton resulted from the fact that the plant has completed 10 years of operaton and a majority of the original assets are now fully depreciated.

In March 2017, LWE began a capital project for the installaton of a grains drying and cooling system. Payments of $2.4 million were made on the project during the six months ended March 31, 2017. The project is estmated to be completed in the first quarter of fiscal year 2018. This new drying and cooling system will aid in our development of a new high-quality species-specific animal feed.

Working capital was approximately $5.4 million and our book value per share was $956 at the end of the 2nd quarter for fiscal year 2017.

Comparison of the Six Months Ended March 31, 2017 and 2016		
Statements of Operatons Data:	**2017**	**2016**
Revenues	$ 55,878,701	$ 46,864,241
Cost of Goods Sold	51,550,023	49,453,901
Gross Profit	4,328,678	(2,589,660)
General and Admin. Expenses	1,583,011	1,475,654
Operatng Income (loss)	2,745,667	(4,065,314)
Other Income (loss)	(28,391)	(24,760)
Net Income	$ 2,717,276	$ (4,090,074)

Balance Sheet Data:	**March 31, 2017**	**September 30, 2016**
Working Capital	$ 5,376,874	$ 5,265,892
Net Property Plant and Equipment	38,099,084	34,929,124
Total Assets	48,104,077	46,085,438
Long-Term Obligatons	4,092,776	3,542,593
Member's Equity	40,211,066	37,493,790
Book Value Per Member Unit	$ 956	$ 892

2

 Volume XIlI, Issue II  August 2017  LINCOLNWAY ENERGY - GOING TO THE HOGS  By Blair Picard, Commercial Manager  At Lincolnway Energy, we are in a commodity business. We arecompetng against 200 odd other ethanol plants, mostly scateredaround the Corn Belt. The ethanol, corn oil and DDGS animal feed thatwe produce, and the corn that we buy, are largely indistnguishablefrom everyone else’s. Our primary, and almost only compettve lever,is price. Thus we are forced to slug it out on a daily basis with the restof the herd. Given that the markets we deal with are large and veryefficient, it is a difficult challenge to identfy, develop and exploit anycompettve advantage for very long.  In this compettve environment, we are contnually striving justto stay even in both the operatng and commercial spheres. By andlarge, we are pleased to report, our efforts in both areas the past fewyears have been successful. But the other guys are not standing stll.So we are contnually challenging ourselves to find new and uniqueways to separate ourselves from and move ahead of the pack. Our oilextracton improvement is the best example of an idea to establish alastng compettve advantage. We knew that oil, per pound, was byfar our most valuable product. We also knew that we were locatedin the center of the corn oil biodiesel universe. These commercialfacts pushed us to leverage our operatng expertse and create plantinvestments that have significantly benefited our botom line.  financial review contnued from page 2  LWE Net Income  $3,000,000  $2,000,000  $1,000,000  $  $(1,000,000)  $(2,000,000)  $(3,000,000)  QTR 1 2016 QTR 2 2016 QTR 3 2016 QTR 4 2016 QTR 1 2017 QTR 2 2017  Net Income  LWE Book Value Per Share  $980  $960  $940  $920  $900  $880  $860  $840  $820  QTR 1 2016 QTR 2 2016 QTR 3 2016 QTR 4 2016 QTR 1 2017 QTR 2 2017  Book Value Per Share  A complete SEC 10Q report for the six months ended March 31, 2017,can be found on a link on the Lincolnway Energy’s website under theheading Investors and SEC Financial Report. Fiscal year Q3 2017 resultswill soon be available in the company’s form 10-Q, filed with the SEC.  In 2016 it became apparent we had a problem with our animal feedproducts. China had imposed punitve dutes on DDGS imports.What had been a $200 per standard ton commodity was now a $90commodity. In additon, due to the original coal boiler design of ourplant, our capacity to dry all our animal feed products was insufficientat higher run rates. In animal feeds, we were painfully learning a fewfacts of life. The weter the product, the cheaper was the price. It coststoo much money to transport water. The higher the protein, the higherthe price that could be obtained and the relatonship was much greaterthan linear. And very importantly, different animal species thrive ondifferent kinds of protein.  Most DDGS and other weter products were moving to catle markets;these animals thrive on the high fiber mix of our co-products.Relatvely speaking, there aren’t that many catle in our area. But Iowais the Saudi Arabia of hogs. We have much more than twice as manyhogs as any other state. Hog numbers are up 8% in the last five years.Pork consumpton per capita is up over 9% during that tme, and porkconsumpton will surpass beef consumpton in the next five years.Exports are steady and appear poised for growth as Latn Americanand Asian markets expand. A hog looks at its animal feed differentlythan catle. Here protein is the most important component and notonly that the specific amino acid make up of that protein.  Probably the only nutritonal subject that has been studied more thanhow to get humans to lose weight effectvely is how to get meat animalsto gain weight effectvely. And fortunately, the hog species is moreenthusiastc about accomplishing their task than the human species isabout accomplishing theirs. Without saying too much, suffice it to saythe hog feed market could be very favorable for LWE. As mentonedabove, one of the keys is getng the right protein concentratonwith the right components to obtain beter weight gain results thancurrent diet formulatons. From these learnings was born our projectto develop a species-specific animal feed that would target the swinemarket that came to be called PureStream™ Protein.  We can now produce a protein rich product and we are in the processof convertng the old coal boiler building into a protein drying building.This protein has demonstrated a higher digestble energy and highermetabolizable energy in studies run at the University of Illinois thanconventonal DDGS. They also demonstrated superior amino aciduptake in a separate study done at the University. This is ideal for growthin hogs especially in the early stages of their life. LWE’s PureStream™Protein is currently well into its development phase and shouldbe hitng the market this year. We are currently running additonalstudies on swine completng multple studies at leading universites toprove and confirm these findings. We are very excited about this newproduct and are hopeful it will allow us to take a significant and long-lastng leap ahead of our competton.  Corn oil sells for over $500 per short ton versus a DDGS value under$100 per short ton. The oil winds up in the DDGS unless you can coax itout. You can imagine that our producton team has been hard at worktrying to make more lefover corn oil and less lefover DDGS. Betweentheir excellent work on some of our original equipment and some veryeffectve technology investments we are making more corn oil and lessDDGS. We must call corn oil our favorite lefover now.  Our ability to effectvely market and optmize our DDGS and corn oilpricing has been a key factor in improving our profitability. We havemoved ahead of the crowd in our byproducts program. While ethanolremains our main course, our atenton to our lefovers has paidsignificant dividends.  3

NEW EMPLOYEE - BLAKE GOOD



Hello. I am Blake Good, the new Environmental, Health and Safety Manager at Lincolnway Energy. I am very excited to be part of this team and look forward to a bright future at Lincolnway Energy.

I was born and went to college in Ames, but grew up in the Quad City area. Most of my family currently lives in the Des Moines area, and we love it here. I have three kids with one on the way. Outside of work, my kids consume the majority of my tme. I do a lot of baseball and sofball coaching for my two oldest. I also do baseball and sofball hitng instructon for young kids.

I have a degree in Industrial Engineering and Business Management from ISU and have my MBA through the University of Texas. I have been working in manufacturing for over 15 years in leadership roles focused on safety, HR, and operatons. Most of my tme was spent in the food packaging industry, where I worked in plants all over the country. Glad to be grounded and home in Iowa, though!

I am very excited to be a part of this great company.

Lincolnway Energy, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201

PRSRT STD
U.S. POSTAGE PAID
SIOUX CITY, IA
PERMIT NO. 321

Volume XIII, Issue II August 2017

COME JOIN US ON THE WEB!

If you haven't already, please give us your e-mail address. This way you can receive the full color newsleter via e-mail and we can save on postage. E-mail your request to us at info@lincolnwayenergy.com.

Find us on Linked in

https://www.linkedin.com/company/lincolnway-energy

4